UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Rydex ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(IRS Employer
Identification No.)

c/o Rydex Investments
9601 Blackwell Road, Suite 500
Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Rydex S&P Equal Weight ETF	NYSE Arca, Inc.	43-2004324
Rydex Russell Top 50® ETF	NYSE Arca, Inc.	20-2494571
Rydex S&P 500 Pure Value ETF	NYSE Arca, Inc.	20-4156561
Rydex S&P 500 Pure Growth ETF	NYSE Arca, Inc.	20-4156706
Rydex S&P MidCap 400 Pure Value ETF	NYSE Arca, Inc.	20-4156760
Rydex S&P MidCap 400 Pure Growth ETF	NYSE Arca, Inc.	20-4156802
Rydex S&P SmallCap 600 Pure Value ETF	NYSE Arca, Inc.	20-4158456
Rydex S&P SmallCap 600 Pure Growth ETF	NYSE Arca, Inc.	20-4158523
Rydex S&P Equal Weight Consumer Discretionary ETF	NYSE Arca, Inc.	20-5602161
Rydex S&P Equal Weight Consumer Staples ETF	NYSE Arca, Inc.	20-5602356
Rydex S&P Equal Weight Energy ETF	NYSE Arca, Inc.	20-5602500
Rydex S&P Equal Weight Financials ETF	NYSE Arca, Inc.	20-5602570
Rydex S&P Equal Weight Health Care ETF	NYSE Arca, Inc.	20-5602624
Rydex S&P Equal Weight Industrials ETF	NYSE Arca, Inc.	20-5602672
Rydex S&P Equal Weight Materials ETF	NYSE Arca, Inc.	20-5602720
Rydex S&P Equal Weight Technology ETF	NYSE Arca, Inc.	20-5602749
Rydex S&P Equal Weight Utilities ETF	NYSE Arca, Inc.	20-5602792
Rydex 2x S&P 500 ETF	NYSE Arca, Inc.	26-0590023
Rydex Inverse 2x S&P 500 ETF	NYSE Arca, Inc.	26-0590341
Rydex 2x S&P MidCap 400 ETF	NYSE Arca, Inc.	26-0590468
Rydex Inverse 2x S&P MidCap 400 ETF	NYSE Arca, Inc.	26-0590782
Rydex 2x Russell 2000® ETF	NYSE Arca, Inc.	26-0590879
Rydex Inverse 2x Russell 2000® ETF	NYSE Arca, Inc.	26-0591134
Rydex 2x S&P Select Sector Energy ETF	NYSE Arca, Inc.	26-2373022
Rydex Inverse 2x S&P Select Sector Energy ETF	NYSE Arca, Inc.	26-2372090
Rydex 2x S&P Select Sector Financial ETF	NYSE Arca, Inc.	26-2373528
Rydex Inverse 2x S&P Select Sector Financial ETF	NYSE Arca, Inc.	26-2372158
Rydex 2x S&P Select Sector Health Care ETF	NYSE Arca, Inc.	26-2373761
Rydex Inverse 2x S&P Select Sector Health Care ETF	NYSE Arca, Inc.	26-2372408
Rydex 2x S&P Select Sector Technology ETF	NYSE Arca, Inc.	26-2373594
Rydex Inverse 2x S&P Select Sector Technology ETF	NYSE Arca, Inc.	26-2372250

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-101625

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.                       Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR Accession No. 0000935069-08-000443 on February 28, 2008 (Securities Act file number 333-101625 and Investment Company Act file number 811-21261), which is incorporated herein by reference.

Item 2.                       Exhibits

A.          Registrant’s Agreement and Declaration of Trust dated November 22, 2002 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0001047469-02-005491 on December 3, 2002.  Further, an Amendment dated November 21, 2005 to the Registrant’s Agreement and Declaration of Trust dated November 22, 2002 is incorporated herein by reference to Exhibit (a)(3) of Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0000935069-06-000534 on March 1, 2006.

B.            Registrant’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0000935069-06-000534 on March 1, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Rydex ETF Trust

Date: October 27, 2008	By:	/s/ Carl G. Verboncoeur
Carl G. Verboncoeur
President